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                                                                     EXHIBIT 3.7

                               OPERATING AGREEMENT

                                       OF

                             STEWART & STEVENSON LLC

          THIS OPERATING AGREEMENT (as amended from time to time, this "AGREEMENT") of STEWART & STEVENSON LLC (the "COMPANY") is dated as of January 23, 2006. The parties set forth on Schedule A attached hereto (as the same may be from time to time amended) are each a "MEMBER" or collectively "MEMBERS" and, as such, are subject to the terms and conditions of this Agreement.

                        ARTICLE 1. ORGANIZATIONAL MATTERS

          1.1 FORMATION OF THE COMPANY; TERM. The Company is a limited liability company under the limited liability company law set forth in Chapter 18 of the Delaware Corporation Laws (as amended from time to time, the "ACT") governed by this Agreement and formed by the execution and filing with the Secretary of State of Delaware of the Certificate of Formation of the Company. Unless sooner dissolved under the Act, the Company is to continue in perpetuity.

          1.2 NAME. The name of the Company is: "STEWART & STEVENSON LLC".

          1.3 PURPOSE OF THE COMPANY; BUSINESS. This Company is being formed to engage in and carry on any lawful business, purpose or activity for which limited liability companies may be formed under the Act.

          1.4 PRINCIPAL PLACE OF BUSINESS, OFFICE AND AGENT. The principal place of business and mailing address of the Company and office where the records are kept is 1000 Louisiana, Suite 5900, Houston, Texas 77002, or such other location or locations as may be specified from time to time by the Chairman. The registered office of the Company in the State of Delaware is at the offices of the statutory agent of the Company in Delaware. The statutory agent of the Company in Delaware is Corporation Service Company, 2711 Centerville Road, Wilmington, New Castle County, Delaware 19808. The Chairman, from time to time, may change the statutory agent in Delaware or the principal place of business of the Company. The Company also may establish additional places of business as the Chairman determines are necessary or appropriate. This Section of the Agreement shall be amended by the Chairman to reflect each change in the identity or address of the registered agent in Delaware.

          1.5 FICTITIOUS BUSINESS NAME STATEMENT; OTHER CERTIFICATES. The Chairman or Chief Executive Officer will, from time to time, register the Company or cause the Company to be registered as a foreign limited liability company and file or cause to be filed fictitious or trade name statements or certificates in those jurisdictions and offices as the Chairman or Chief Executive Officer considers necessary or appropriate. The Company may do business under any fictitious business names selected by the Chairman or Chief Executive Officer. The Chairman or Chief Executive Officer shall, from time to time, file or cause to be filed certificates of amendment, certificates of cancellation, or other certificates as the Chairman

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or Chief Executive Officer reasonably considers necessary or appropriate under the Act or under the laws of any jurisdiction in which the Company is doing business to establish and continue the Company as a limited liability company or to protect the limited liability of the Members.

                    ARTICLE 2. CAPITALIZATION; DISTRIBUTIONS

          2.1 MEMBERSHIP INTERESTS. Each Member will own that number and class (or classes) of "MEMBERSHIP INTERESTS" as reflected on the books and records of the Company, which books and records shall be amended from time to time to account for the admission or withdrawal of Members or changes in their capital contributions. Subject to the approval, by majority vote of the Membership Interests entitled to vote, the Board may from time to time create separate classes of Membership Interests with separate or no voting rights, distribution, liquidation, conversion, allocation, transfer, and other rights and preferences.

          2.2 INITIAL CAPITAL. Each Member has made the capital contribution(s) set forth on the books and records of the Company.

          2.3 ADDITIONAL CONTRIBUTIONS. Except as the Members may subsequently agree in writing, the Members are not obligated to make any additional capital contribution(s) to the Company.

          2.4 INTEREST. The Members will not be paid interest on capital contribution(s) to the Company.

          2.5 WITHDRAWAL. Subject to any rights or preferences that may benefit any class or classes of Membership Interests, a Member is not entitled to withdraw any portion of its paid-in capital contribution(s), and is not entitled to a return of its paid-in capital contribution(s) except through distributions as provided in SECTION 2.8.

          2.6 DISTRIBUTIONS. The Company will make or pay distributions as may be approved from time to time by the Board.

          2.7 PROFITS AND LOSSES. Subject to any rights or preferences that may benefit any class or classes of Membership Interests, profits and losses of the Company will be allocated to each Member in accordance with each Member's percentage ownership of all Membership Interests.

          2.8 DISTRIBUTIONS UPON LIQUIDATION AND WINDING-UP. During the winding-up period of the Company and its subsidiaries and through the final liquidation of its assets, the cash and other assets of the Company (including the assets, cash and other assets of the Company's subsidiaries) shall be distributed in the following order:

          (a) first, to the creditors of the Company and its subsidiaries (other than the Members) to repay their debts and liabilities and the expenses of liquidation;

          (b) second, to each Member in proportion to the Membership Interests held by such Member, to repay any loans or advances by the Members to the Company or any of its subsidiaries and all accrued interest thereon; and


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          (c) third, subject to any liquidation rights or preferences that may benefit any class or classes of Membership Interests, to each Member in proportion to the Membership Interests held by such Member, any remaining assets of the Company and its subsidiaries.

          2.9 LEGEND IF MEMBERSHIP INTERESTS NOT REGISTERED. Unless and until Membership Interests are registered with the Securities and Exchange Commission, any document evidencing Membership Interests shall bear a legend stating:

     THE MEMBERSHIP INTERESTS EVIDENCED BY THIS DOCUMENT ARE SUBJECT TO RESTRICTIONS ON ASSIGNMENT AND TRANSFER SET FORTH HEREIN. THE INTERESTS HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAW AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED UNTIL REGISTERED OR UNTIL THE BOARD HAS RECEIVED AN OPINION OF LEGAL COUNSEL, OR OTHER ASSURANCES SATISFACTORY TO THE BOARD, THAT AN INTEREST MAY LEGALLY BE SOLD OR OTHERWISE TRANSFERRED WITHOUT REGISTRATION.

                          ARTICLE 3. BOARD OF DIRECTORS

          3.1 GENERAL POWERS. Subject to Section 4.1, the business and affairs of the Company and its subsidiaries shall be managed by or under the direction of directors who shall collectively constitute a Board of Directors (each, a "DIRECTOR" and collectively, the "BOARD"). All consents, decisions and determinations to be made pursuant to this Agreement by the Board shall require a majority of all the Directors. Except where specifically authorized by the Board or the Members, no Director acting alone, or with any other Director, shall have the power to act for, or on behalf of, or to bind the Company.

          3.2 COMPOSITION. The Board may be comprised of any number of Directors, provided that there shall be at least one Director, such number to be established by majority vote of Membership Interests entitled to vote. The initial Directors are set forth on Schedule B. Each Director is to serve until the earlier of his or her death or written resignation, at which time the Members may elect his or her successor.

          3.3 MEETINGS OF THE BOARD AND CHAIRMAN. Meetings of the Board shall be presided over by the Chairman and shall be held at the principal place of business of the Company or at any other place that the Chairman determines. The Chairman is to serve until his removal by the Members voting a majority of the Membership Interests entitled to vote, his death or his written resignation, at which time the Board may elect his successor. Regular meetings of the Board shall be held at such times as may from time to time be fixed by the Chairman, but at least quarterly, and special meetings may be held at any time upon the call of any Director, by oral, facsimile or written notice, given 24 hours prior to the meeting or mailed to each Director not less than three business days before such meeting. The presence in person of a majority of the Directors then holding office shall constitute a quorum for the transaction of business, but if at any meeting of the Board there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time until a quorum shall have been obtained. At any meeting, any Director may participate by telephone or similar communication equipment.


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Persons present by telephone shall be deemed to be present "in person" for purposes hereof. Minutes of each meeting and a record of each decision shall be kept by the Secretary of the Company, or, if none, a designee of the Board and shall be delivered to the Directors promptly after the meeting. Notwithstanding the foregoing provisions, each Director who is entitled to notice waives notice if before or after the meeting such Director signs a waiver of the notice which is filed with the records of the Board's meetings or is present at the meeting in person without objection.

          3.4 WRITTEN ACTIONS OF THE BOARD. Any action required or permitted to be taken at any meeting of the Board may be taken without a meeting if all Directors consent thereto in writing.

          3.5 BOARD COMPENSATION; PAYMENT OF EXPENSES. No compensation shall be paid to any Director in connection with the fulfillment of such Director's responsibilities unless such compensation shall have been approved by a majority vote of Membership Interests entitled to vote. The Company shall reimburse all Directors for all reasonable out-of-pocket expenses incurred in connection with such Director's obligations in this Agreement or the Act.

          3.6 COMMITTEES OF THE BOARD. The Chairman may from time to time propose the formation of one or more committees to the Board for the Board's approval. Each committee is to be composed of such number of Directors, not fewer than two, as the Chairman may propose and the Board approve. Any committee, to the extent proposed by the Chairman and approved by the Board, may have and may exercise all of the power and authority of the Board. All the provisions of this Agreement apply to committees of the Board. A vote of at least a majority of the members of a committee is approval by, or the authorization of, any committee.

          3.7 OFFICERS. The Board may from time to time appoint any number of officers of the Company and its subsidiaries, and may delegate to such officers such power, authority and responsibilities, as it deems appropriate. Such officers may include a chairman, chief executive officer, a president, one or more executive or senior vice presidents or vice presidents, a secretary, a treasurer, an assistant secretary and an assistant treasurer, each with the power, authority and responsibilities as determined by the Board. Any number of offices may be held by the same person. Any officer, other than the Chairman, may be removed, with or without cause, by the Board.

          3.8 GOOD FAITH RELIANCE.

          (a) The Chairman, any Director, any officer or any employee of the Company or any of its subsidiaries in the performance of his, her, or its duties, is entitled to rely in good faith on information, opinions, reports, or other statements, including financial statements, books of account, and other financial data, if prepared or presented by: (i) one or more employees of the Company or of any of its subsidiaries if the person relying on the statements reasonably believes that the person preparing or presenting the material is reliable and competent in that matter; or (ii) legal counsel, public accountants, or other persons as to matters that the person relying on the statements reasonably believes are within such person's professional or expert competence.


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          (b) A Director is to perform his or her duties as a Director in good faith, in a manner reasonably believed to be in or not opposed to the best interests of the Company or any of its subsidiaries (and with respect to any criminal action or proceeding, having no reasonable cause to believe his or her conduct was unlawful), and with the care that an ordinarily prudent person in a similar position would use under similar circumstances.

          (c) A Director cannot be found to have violated SECTION 3.8(B) unless it is proved, by clear and convincing evidence, in an action brought against such Director, that he or she has not met the standard of SECTION 3.8(B).

          (d) The Directors will be liable in damages for any action that he or she takes or fails to take as a Director only if it is proved, by clear and convincing evidence, that such action or failure to act involved an act or omission undertaken with deliberate intent to cause injury to the Company or any of its subsidiaries or undertaken with reckless disregard for the best interests of the Company or any of its subsidiaries.

                               ARTICLE 4. MEMBERS

          4.1 RIGHTS OF THE MEMBERS. Except as provided herein or as otherwise delegated to the Board, the Members entitled to vote shall have full, exclusive, and complete discretion, power, and authority to manage the business and affairs of the Company, and to make all decisions affecting such business and affairs. Decisions of the Members entitled to vote shall be binding upon the Company and its subsidiaries.

          4.2 LIMITED LIABILITY OF THE MEMBERS. Except for the contribution contemplated under SECTION 2.2 or agreed to by the Members as contemplated by
SECTION 2.3, the Members do not have any obligation to contribute to the Company (or any of its subsidiaries) or any liability for any Company obligations (or any obligations of its subsidiaries). Any liability to return distributions made by the Company is limited to mandatory requirements of the Act or of any other applicable law.

          4.3 MEETINGS OF THE MEMBERS.

          (a) The Members entitled to vote shall meet each calendar year on a date fixed by the Chairman, to elect the Directors of the Board and to address any other matter which is appropriate for consideration thereat.

          (b) Record owners of Membership Interests representing a majority vote of the Membership Interests entitled to vote may call Members meetings from time to time for any matter which is appropriate for consideration thereat.

          (c) Members meetings shall be held at the principal office of the Company, or at such other place as the Chairman shall specify or as the record owners of Membership Interests representing a majority vote of the Membership Interests entitled to vote shall mutually agree. Members meetings may be held through the use of conference telephone or similar communications equipment so long as all persons or entities participating in such meeting can hear one another at the time of such meeting. Members meetings shall be chaired by the Chairman.


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          (d) Written notice of each Members meeting shall state the place, date and hour of such Members meeting, and the general nature of the business to be transacted. Notice shall be given not fewer than ten (10) days nor more than sixty (60) days before the date thereof to each Member entitled to vote thereat. Notice of a Members meeting need not be given to any Member who signs a waiver of notice, in person or by proxy, whether before or after the Members meeting. The attendance of any Member at a Members meeting, in person or by proxy, without protesting prior to the conclusion of such Members meeting the lack of notice of such Members meeting, shall constitute a waiver of notice by such Member, provided that such Member has been given an adequate opportunity at the meeting to protest such lack of notice.

          (e) Record owners of Membership Interests representing a majority vote of the Membership Interests entitled to vote shall constitute a quorum at a Members meeting for the transaction of any business; provided, however, that in order to constitute a quorum, each of such Members must be represented in person or by proxy. Record owners of Membership Interests representing a majority vote of the Membership Interests present at the meeting and entitled to vote may adjourn the meeting, whether or not a quorum is present. An adjournment may include notice of the date, hour and place that the Members shall reconvene. Notice of the adjournment (with the new date, time and place) shall be given to all Members entitled to vote who were absent at the time of the adjournment and, unless such date, hour and place are announced at the Members meeting, to the other Members.

          (f) Every Member entitled to vote at a Members meeting may authorize another party to act for it by proxy. Every proxy must be signed by the Member or his, her or its attorney-in-fact. No proxy shall be valid after the expiration of eleven (11) months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable in writing at the pleasure of the Member executing it.

          (g) Any action required or permitted to be taken at any Member meeting may be taken without a meeting if record owners of Membership Interests representing a majority vote of the Membership Interests entitled to vote thereat consent in writing. Any such written consents shall be filed with the minutes of the proceedings.

          (h) Except as contemplated by Sections 3.2, 3.5, 4.3(b), 4.3(c), 4.3(g) and 7.4 or as otherwise provided herein, the approval of any matter at a Members meeting shall require an affirmative vote of the Members voting a majority of the Membership Interests present at the meeting and entitled to vote.

                           ARTICLE 5. CAPITAL ACCOUNTS

          5.1 DEFINITIONS. For the purpose of this Article 5:

          (a) "NET INCOME" Means, for any period, the excess, if any, of the Company's items of income and gain for such period over the Company's items of loss and deduction for such period, as computed for book purposes.

          (b) "NET LOSS" means, for any period, the excess, if any, of the Company's items or loss and deduction for such period over the Company's items of income and gain for such period, as computed for book purposes.


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          5.2 CAPITAL ACCOUNTS. A "CAPITAL ACCOUNT" shall be established and maintained for each Member. Each Member's Capital Account shall be increased by
(i) the amount of money contributed by that Member to the Company, (ii) the fair market value of property contributed by that Member to the Company (net of liabilities secured by such contributed property that the Company is considered to assume or take), and (iii) allocations to that Member of Net Income and Net Loss (or items thereof), and shall be decreased by (i) the amount of money distributed to that Member by the Company, (ii) the fair market value of property distributed property that such Member is considered to assume or take, and (iii) allocations to that Member of expenditures of the Company.

          5.3 ALLOCATIONS.

          (a) For purposes of maintaining the Members' Capital Accounts, the Net Income or Net Loss for each year shall be allocated, subject to any rights or preferences that may benefit any class or classes of Membership Interests, among the Members in accordance with their respective Membership Interests.

          (b) For federal and state tax purposes each item of income, gain, loss, deduction and credit shall be allocated among the Members in the same manner as each correlative item of Net Income or Net Loss is allocated to the Members for purposes of maintaining their respective Capital Accounts.

          (c) All Net Income and Net Loss (and any item of income, gain, loss, deduction or credit) shall be allocated, and all distributions shall be made, to the persons or entities shown on the records of the Company to have been Members as of the last day of the period for which the allocation or distribution is to be made. Notwithstanding the foregoing, if a Membership Interest is transferred during a taxable year, Net Income and Net Loss (and any item of income, gain, loss, deduction or credit) for such taxable year allocable to the transferred Membership Interest shall be prorated between the transferor and the transferee based upon that portion of such taxable year during which each was recognized as owning such Membership Interest, without regard to the results of Company operations during particular portions of such taxable year and without regard to distributions made to the transferor and the transferee during such taxable year, as permitted by applicable law.

                           ARTICLE 6. INDEMNIFICATION

          6.1 INDEMNIFICATION.

          (a) To the fullest extent permitted under the Act, the Company will indemnify any person or entity who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that he, she, or it is or was (i) a Member, officer or Director of the Company or any of its subsidiaries, or (ii) is or was an officer or director of a Member, or (iii) is or was serving at the request of the Company or any of its subsidiaries as a member, manager, director, officer, trustee, partner, employee, or agent of another limited liability company, corporation, partnership, joint venture, trust, or other enterprise, against expenses


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(including attorneys' fees), judgments, fines, and amounts paid in settlement, actually and reasonably incurred by him, her, or it in connection with such action, suit, or proceeding.

          (b) To the extent that an employee or agent of a Company has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in SECTION 6.1(A), or in defense of any claim, issue, or a matter therein, he, she, or it will be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith.

          6.2 ADVANCEMENT OF EXPENSES. Expenses (including attorneys' fees) incurred defending any civil, criminal, administrative, or investigative action, suit or proceeding may be paid by the Company in advance of the final disposition of any action, suit, or proceeding upon receipt of an undertaking by or on behalf of the indemnitee to repay such amount if it is ultimately determined that he, she, or it is not entitled to be indemnified by the Company and upon such other terms and conditions, if any, as the Board deems appropriate.

          6.3 OTHER RIGHTS TO INDEMNITY OR REIMBURSEMENT; SURVIVAL. Indemnification under this Article 6 will be provided only with respect to such losses, costs, expenses, judgments, and amounts which otherwise are not compensated for by insurance carried for the benefit of the Company and/or any of its subsidiaries. The indemnification and advancement of expenses provided by, or granted pursuant to, this Agreement is not exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any agreement or otherwise, both as to action in his, her, or its official capacity and as to action in another capacity while holding such office.

          6.4 ADDITIONAL INDEMNIFICATION OF EMPLOYEES AND AGENTS. In addition to the right to indemnity set forth in SECTION 6.1(B), the Company may indemnify any employee or agent of the Company (or any of its subsidiaries) and any employee or affiliate of any Member serving on behalf of the Company upon such terms and conditions, if any, as the Members, by a majority vote of the Membership Interests entitled to vote, consider appropriate.

          6.5 INSURANCE. The Company has power to purchase and maintain insurance on behalf of any person or entity who is or was a Member, Director, officer, employee, or agent of the Company or any of its subsidiaries, or is or was serving at the request of the Company or any of its subsidiaries as a member, manager, trustee, director, officer, partner, employee, or agent of another limited liability company, partnership joint venture, trust or other enterprise against any liability asserted against him and incurred by him, her, or it in any such capacity, or arising out of his, her, or its status as such, whether or not the Company would have the power to indemnify him, her, or it against such liability under this Section.

          6.6 RULES OF CONSTRUCTION.

          (a) For purposes of this Article 6, references to "the Company" include, in addition to the resulting entity, any constituent entity (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify, so that any person or entity stands in the same position


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under this Article with respect to the resulting or surviving entity as he would have with respect to such constituent entity if its separate existence had continued.

          (b) For purposes of this Article 6, references to "other enterprises" includes employee benefit plans; references to "fines" includes any excise taxes assessed on a person or entity with respect to any employee benefit plan; and references to "serving at the request of the Company or any of its subsidiaries" include any service as a member, manager, officer, employee, or agent of the Company or any of its subsidiaries which imposes duties on, or involves services by, such member, manager, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person or entity who acted in good faith and in a manner he, she, or it reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Company or any of its subsidiaries" as referred to in this Section.

          (c) The indemnification and advancement of expenses provided by, or granted pursuant to, this Article 6, unless otherwise provided when authorized or ratified, continues as to a person or entity who has ceased to hold a position and inures to the benefit of the heirs, executors, and administrators of such a person or entity.

          6.7 SAVINGS CLAUSE. If this Article 6 or any portion of this Article is invalidated on any ground by any court of competent jurisdiction, then the Company is nevertheless to indemnify each indemnitee as to costs, charges and expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement with respect to any action, suit, proceeding, or investigation, whether civil, criminal, administrative, or investigative, including any action by or in the right of the Company or any of its subsidiaries, to the full extent permitted by any applicable portion of this Article that has not been invalidated and to the fullest extent permitted by applicable law.

                          ARTICLE 7. GENERAL PROVISIONS

          7.1 TRANSFER OF MEMBERSHIP INTERESTS. No transfer of a Membership Interest shall be deemed effective until approved in writing by a majority vote of Membership Interests entitled to vote. No transfer shall relieve the transferor Member of any of the obligations or liabilities of the transferor Member under this Agreement arising prior to the closing of the consummation of such Transfer.

          7.2 ADMISSION OF MEMBERS. New Members may only be admitted upon the affirmative vote of a majority of the Membership Interests entitled to vote.

          7.3 WITHDRAWAL OF MEMBERS. Except with the affirmative vote of the Board, the Members do not have any right to withdraw from the Company. No event that would constitute withdrawal of the Members under the Act is a withdrawal under this Agreement or will cause a dissolution of the Company.

          7.4 AMENDMENTS. This Agreement may only be amended or modified by a majority vote of Membership Interests entitled to vote; provided, however that subject to Sections 3.2, 7.2 and 7.3, the Chairman or his or her designee may amend or modify (a) Schedule


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A hereto to reflect newly-admitted Members or the withdrawal of a person or entity as a Member or (b) Schedule B hereto to reflect newly-admitted Directors, a newly-appointed Chairman or the withdrawal of a person as a Director.

          7.5 NO DISSOLUTION. No event that would cause a dissolution under the Act causes a dissolution of the Company.

          7.6 FURTHER ASSURANCES. The Members are required to execute all documents and instruments necessary to evidence its approval of all actions taken or authorized by the Members as provided in this Agreement.

          7.7 NOTICES. All notices to the Company are to be sent registered or certified mail, return receipt requested, or by recognized overnight courier or facsimile addressed to the Chairman at the Company's principal place of business All notices to the Members are to be sent addressed to such Members at the address as may be specified by the Members from time to time in a notice to the Company. All notices are effective the next day, if sent by recognized overnight courier or facsimile, or five days after deposit in the United States mail, postage prepaid, properly addressed and return receipt requested.

          7.8 GOVERNING LAW. This Agreement is governed by and is to be construed in accordance with the laws of the State of Delaware without giving effect to its rules concerning conflicts of laws.

          7.9 WAIVER. Each Member that is not entitled to vote its Membership Interests hereby irrevocably waives any and all rights, duties, obligations, and benefits with respect to any action for partition of Company property or to compel any sale or appraisal thereof. Further, all rights, duties, benefits, and obligations, including inventory and appraisal of the Company's assets and/or the assets of any of its subsidiaries, provided in the laws of Delaware, or the operation of any other rule or law of any other jurisdiction to compel any sale or appraisal of Company assets and/or the assets of any of its subsidiaries, are hereby waived and dispensed with by each Member that is not entitled to vote its Membership Interests.

          7.10 WHOLE AGREEMENT. This Agreement and any other agreements referenced herein contain the entire understanding of the Members and the Company and supersede any prior understandings and agreements between them respecting the subject matter hereof.

          7.11 GOVERNING LAW. This Agreement is governed by and is to be construed in accordance with the laws of the State of Delaware without giving effect to its rules concerning conflicts of laws.

          7.12 BINDING NATURE. Except as otherwise provided in this Agreement, this Agreement is binding upon and inures to the benefit of the Members and their successors, personal representatives, heirs, devisees, guardians, and assigns.

          7.13 INVALIDITY. In the event that any provision of this Agreement is invalid, the validity of the remaining provisions of the Agreement are not in any way to be affected thereby.


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          7.14 CONSTRUCTION. The headings contained in this Agreement are for reference purposes only and do not affect the meaning or interpretation of this Agreement. All personal pronouns used in this Agreement, whether used in the masculine, feminine, or neuter gender, include all other genders; the singular includes the plural and vice versa. Unless otherwise specifically stated, references to Sections or Articles refer to the Sections or Articles of this Agreement.


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                                   SCHEDULE A

                                    MEMBERS

NAME                               MEMBERSHIP INTEREST
----                               -------------------
Parman Capital Group LLC           100% of the Common Interests
Banco di Caribe Investments B.V.   100% of the Preferred Interests


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                                   SCHEDULE B

                                   DIRECTORS

Hushang Ansary, Chairman

Nina Ansary

Frank C. Carlucci

Jack Kemp

John D. Macomber

John B. Simmons

Stephen Solarz


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